Exhibit 23.1

KPMG LLP

One Financial Plaza

755 Main street

Hartford, CT 06103

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 28, 2022, with respect to the consolidated financial statements of Aspen Aerogels, Inc., and the effectiveness of internal control over financial reporting, incorporated herein by reference, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Hartford, Connecticut

March 16, 2023